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                                                                     Exhibit 1.1

                      [FORM OF SELLING AGENCY AGREEMENT]


               Up to 1,600,000 Convertible Preferred Securities

                    COMMONWEALTH BANKSHARES CAPITAL TRUST I

          ________% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES (LIQUIDATION AMOUNT $5 PER CONVERTIBLE PREFERRED SECURITY)

                 GUARANTEED ON A JUNIOR SUBORDINATED BASIS BY

                         COMMONWEALTH BANKSHARES, INC.



                           SELLING AGENCY AGREEMENT

                               ___________, 2001


Anderson & Strudwick, Incorporated
707 E. Main Street, 20/th/ Floor
Richmond, Virginia 23219

Ladies and Gentlemen:

     The undersigned, Commonwealth Bankshares, Inc., a Virginia corporation (the "Company") and Commonwealth Bankshares Capital Trust I (the "Trust"), hereby confirm their agreement with you, Anderson & Strudwick, Incorporated (the "Selling Agent"), as follows:

     1.   Introduction.  This Agreement sets forth the understandings and
          ------------
agreements among the Company, the Trust, and the Selling Agent whereby, subject to the terms and conditions herein contained, the Selling Agent will offer to sell, on a best efforts basis as provided in Section 4(a) (the "Offering"), at an offering price of $5.00 per security, up to 1,600,000 Convertible Preferred Securities to be issued by the Trust. The up to 1,600,000 Convertible Preferred Securities which may be offered by the Selling Agent are collectively referred to as the "Securities". The Selling Agent will not have any rights or obligations in connection with the Offering contemplated by this Agreement except as expressly provided in this Agreement. In no event shall the Selling Agent be obligated to purchase the Securities for its own account. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prospectus prepared by the Company and the Trust and dated ____________, 2001 (the "Prospectus").

          Following the Closing Date or Dates (as hereinafter defined), the Company and the Trust will use the net proceeds from the Offering as follows:
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          The Trust will use all of the proceeds from the sale of the common securities and convertible preferred securities to purchase the junior subordinated debt securities. The Company intends to apply the net proceeds from the sale of the junior subordinated debt securities to the Trust to increase their regulatory capital and support the growth of the Company.

     2.   Representations and Warranties of the Company and the Trust.
          -----------------------------------------------------------

          The Company and the Trust, jointly and severally, represent and warrant to and agree with the Selling Agent that:

          (a)  Registration Statement and Prospectus.  The Company and the Trust
               -------------------------------------
have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-63314) (as defined below, the "Registration Statement") conforming to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Commission. Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of the Registration Statement, any and all amendments thereto prepared and filed with the Commission, and each related Preliminary Prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to the Selling Agent or counsel to the Selling Agent for review.

               The term "Registration Statement" as used in this Agreement shall mean the Company's Registration Statement on Form S-1, including the Prospectus, any documents incorporated by reference therein, and all financial schedules and exhibits thereto, as amended on the date that the Registration Statement becomes effective. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Securities in the form in which it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing pursuant to Rule 424(b) of the 1993 Act is required, shall mean the form of the final prospectus included in the Registration Statement when the Registration Statement becomes effective. The term "Preliminary Prospectus" shall mean any prospectus included in the Registration Statement before it becomes effective. The terms "effective date" and "effective" refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the 1933 Act.

          (b)  Adequacy of Disclosure.  Each Preliminary Prospectus, at the time
               ----------------------
of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission and on the Closing Date (as hereinafter defined), (i)

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the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty
                        --------  -------
shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement. If prior to the date of Closing or at any time thereafter when a Prospectus relating to the Securities is required to be delivered under the Act, any event, known to the Company, shall have occurred as a result of which the Prospectus in its then current form, including any supplements thereto, would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Registration Statement or Prospectus, the Company will promptly so advise the Selling Agent and will promptly amend or supplement the Registration Statement and Prospectus and, upon the Selling Agent's request, will furnish as many copies as the Selling Agent may reasonably request of an amended or supplemented Registration Statement and Prospectus correcting such statement or omission or responding to such other reason for amendment or supplementation.

          (c)  No Stop Order. The Commission has not issued any order preventing
               -------------
or suspending the use of any Preliminary Prospectus with respect to the Shares, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction.

          (d)  Company and Trust; Organization and Qualification.  The Company
               -------------------------------------------------
has been duly incorporated and is validly existing in good standing as a bank holding company under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, and is qualified to do business and in good standing as a foreign corporation in each other jurisdiction in which the failure so to qualify could have a material adverse effect on the Company. The Trust has been duly organized and is validly existing in good standing as a business trust under the laws of the State of Delaware with all requisite power and authority to enter into this Agreement and conduct all the activities conducted by it. The Company is not in violation of any provision of its certificate of incorporation, bylaws or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties are bound, except as disclosed in the Registration Statement and Prospectus. The Company and the Trust have furnished to the Selling Agent copies of its certificates of incorporation and bylaws or certificate of trust, and all such copies are true, correct and complete and contain all amendments thereto through the Closing Date.

          (e)  Validity of Securities.  The junior subordinated debt securities
               ----------------------
have been duly and validly authorized by the Company, and upon issuance, will be validly issued, fully

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paid and nonassessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the junior subordinated debt securities are set forth in the Prospectus under the caption "Description of Junior Subordinated Debt Securities". The Convertible Preferred Securities have been duly and validly authorized by the Trust, and upon issuance, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the Convertible Preferred Securities are set forth in the Prospectus under the caption "Description of Convertible Preferred Securities".

          (f)  Full Power; Company.  The Company and the Trust have full legal
               -------------------
right, power, and authority to enter into this Agreement and the Escrow Agreement among the Company, the Trust, Wilmington Trust Company (the "Escrow Agent") and the Selling Agent (the "Escrow Agreement"), to issue and deliver the Securities as provided herein, to issue and deliver the junior subordinated debt securities and to consummate the transactions contemplated herein. Each of this Agreement and the Escrow Agreement has been duly authorized, executed, and delivered by the Company and the Trust and constitutes a valid and binding agreement of the Company and the Trust, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

          (g)  Disclosed Agreements. All agreements between or among the Company
               --------------------
and/or the Trust, respectively, and third parties expressly referenced in the Registration Statement and Prospectus, are legal, valid, and binding obligations of the Company and the Trust, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

          (h)  Consents.  Except as disclosed in the Registration Statement and
               --------
Prospectus, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Securities, the execution, delivery and performance of this Agreement and the consummation by the Company and the Trust of the transactions contemplated hereby and by the Registration Statement and Prospectus, has been made or obtained and is in full force and effect.

          (i)  Litigation.  There is not pending or, to the knowledge of the
               ----------
Company and the Trust, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any federal, state, or local governmental authority or agency to which the Company or the Trust may be a party, or to which any of the properties or rights of any such

                                       4
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entity may be subject, that is not described in the Registration Statement and
Prospectus and (i) that might result in any material adverse change in the condition (financial or otherwise) or business of the Company or the Trust; (ii) that might materially adversely affect any of the material properties of any such entity; or (iii) that might adversely affect the consummation of the transactions contemplated by this Agreement, nor, to the knowledge of the Company and the Trust, is there any meritorious basis therefor.

          (j)  Financial Statements.  The financial statements of the Company
               --------------------
with related schedules and notes included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary-Summary Financial Data" and "Selected Financial Information" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-1 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus. The unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the Rules and Regulations, and management of the Company and the Trust believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

          (k)  Independent Accountants.  Poti, Walton & Associates, the
               -----------------------
accountants that have expressed an opinion on the financial statements that are included in the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the Rules and Regulations.

          (l)  Disclosed Liabilities.  Neither the Company nor the Trust has
               ---------------------
sustained, since March 31, 2001, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company or the Trust, (ii) any material adverse change, or any development that could be reasonably be seen as involving a prospective material adverse change in or affecting the business, prospects, properties, assets, results of operations or condition (financial or

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other) of the Company or the Trust, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or the Trust that is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company or the Trust, respectively or (v) any transaction that is material to the Company or the Trust, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

          (m)  Required Licenses and Permits.  Except as disclosed in the
               -----------------------------
Prospectus, the Company or the Trust own, possess, have obtained or in the ordinary course of business will obtain, and have made available for your review, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, or as contemplated in the Prospectus to be conducted (the "Permits"), and none of the Company or the Trust has received any notice of proceedings relating to revocation or modification of any such Permits.

          (n)  Trademarks, etc.  Each of the Company and its subsidiaries owns
               ---------------
or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle each of the Company and its subsidiaries to conduct their respective businesses now, and as proposed to be, conducted or operated as described in the Prospectus, and none of the Company or the Subsidiaries has received notice of infringement or of conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to any intangible that could materially and adversely affect the business, prospects, properties, assets, results of operation, or condition (financial or otherwise) of the Company or any of the Subsidiaries.

          (o)  Internal Accounting Measures.  The Company's system of internal
               ----------------------------
accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the knowledge of the Company, none of the Company or any employee or agent thereof, has made any payment of funds of the Company as the case may be, or received or retained any funds and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule, or regulation.

          (p)  Taxes.  The Company and its subsidiaries have (to the extent
               -----
necessary) timely filed all required federal and state tax returns, has paid all taxes that have become due and have no tax deficiency asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity that if determined adversely to any such entity, would, either individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of any such entity, respectively. All tax liabilities are adequately provided for on the respective books of such entities.

          (q)  Compliance with Instruments.  The execution, delivery and
               ---------------------------
performance of this Agreement and the Escrow Agreement, the compliance with the terms and provisions

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

hereof and thereof and the consummation of the transactions contemplated herein, therein, and in the Registration Statement and Prospectus by the Company and the Trust do not and will not violate or constitute a breach of, or default under
(i) the articles or certificate of incorporation, charter, bylaws, certificate of trust, articles of organization or operating agreement, as the case may be, of the Company and its subsidiaries or the Trust; (ii) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company or the Trust is a party or by which they are bound or by which their respective businesses, assets, investments or properties may be affected; or (iii) any order, statute, rule, or regulation applicable to the Company and the Trust, or any of their respective businesses, investments, assets or properties, of any court or any federal, state or local (to the knowledge of the Company and its Subsidiaries and the Trust) governmental authority or agency having jurisdiction over the Company and its Subsidiaries and the Trust or any of their respective businesses, investments, properties or assets; and to the knowledge of the Company and the Trust do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of any of the foregoing.

          (r)  Insurance.  The Company maintains insurance (issued by insurers
               ---------
of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and similar businesses, all of which insurance is in full force and effect.

          (s)  Work Force.  To the knowledge of the Company, no general labor
               ----------
problem exists or is imminent with the employees of the Company. All employee benefit plans established, maintained or contributed to by the Company comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and no such plan has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation.

          (t)  Securities Matters.  The Company and its officers, directors, or
               ------------------
affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Securities.

          (u)  Receipt of Commissions and Fees.  Except as stated in or
               -------------------------------
contemplated by the Prospectus, neither the Company, the Trust, nor any affiliate of the Company has received or is entitled to receive, directly or indirectly, any compensation or other benefit, including, but not limited to, any finder's fee, acquisition fee, selection fee, nonrecurring management fee or other fee or commission, relating to the investments of the Company and the Trust.

          (v)  Payment of Commissions and Fees.  Except as stated in or
               -------------------------------
contemplated by the Prospectus, neither the Company, the Trust, nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Securities as an inducement to advise the purchase of Securities.

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

          (w)  Opinions and Advice.  All opinions and advice provided to the
               -------------------
Company and the Trust in connection with this agreement are intended solely for the benefit and use of the Company and the Trust in connection with the matters described in this Agreement, and accordingly such advice shall not be relied upon by any person or entity other than the Company and the Trust. The Company and the Trust will not make any other use of such opinions or advice. In addition, none of (i) the name of the Selling Agent, (ii) any advice rendered by the Selling Agent to the Company and the Trust, or (iii) any communication from the Selling Agent pursuant to this Agreement will be quoted or referred to in any report, document, release or other communication prepared, issued or transmitted by the Company and the Trust, or any person controlled by the Company, without the Selling Agent's prior consent, which consent will not be unreasonably withheld.

     3.   Representations and Warranties of Selling Agent.  The Selling Agent
          -----------------------------------------------
represents and warrants to and agrees with the Company and the Trust that:

          (a) The Selling Agent is a member, in good standing, of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), and under the laws of each state in which the Selling Agent proposes to offer the Shares, except where such registration would not be required by law.

          (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by the Selling Agent and is a valid and binding agreement of the Selling Agent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

          (c) The consummation of the transactions contemplated by the Prospectus relating to the Offering will not violate or constitute a breach of, or default under, the Selling Agent's articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which the Selling Agent is a party, or violate any order applicable to the Selling Agent of any federal or state regulatory body or administrative agency having jurisdiction over the Selling Agent or the Selling Agent's property.

     4.   Sales of Securities.
          -------------------

          (a)  Exclusive Agency.  The Company and the Trust hereby appoint the
               ----------------
Selling Agent as their exclusive agent to offer for sale, and hereby agree to sell during the Offering Period (as defined in Section 4(c)), up to 1,600,000 Convertible Preferred Securities, and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, the Selling Agent accepts such appointment and agrees to use its best efforts as agent to offer the Securities for sale for the account of the Trust, on a cash basis

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

only, at the offering price of $5.00 per Security. During the Offering Period, the Company and the Trust will not sell or agree to sell any of its Securities otherwise than through the Selling Agent. In the event the Company or any of its executive officers is contacted directly or indirectly during or prior to the Offering Period (as defined hereafter) by Prospective Purchasers of the Securities, the Company will promptly forward the names of such Prospective Purchasers to the Selling Agent. Subject to the Selling Agent's commitment to sell the Securities on a "best efforts" basis as provided herein, nothing in this Agreement shall prevent the Selling Agent from entering into an agency agreement, underwriting agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Selling Agent's right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Securities. It is understood between the parties that there is no firm commitment by the Selling Agent to purchase any or all of the Securities. The Selling Agent will not have any rights or obligations in connection with the Offering contemplated by this Agreement except as expressly provided in this Agreement. In no event shall the Selling Agent be obligated to purchase the Securities for its own account.

          (b)  Obligation to Offer Shares.  The Selling Agent's obligation to
               --------------------------
offer the Securities is subject to receipt by the Selling Agent of written advice from the Commission that the Registration Statement is effective, is subject to the Securities being qualified for offering under applicable laws in the states as may be reasonably designated by the Selling Agent, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

          (c)  Offering Termination Date.  The "Offering Period" shall commence
               -------------------------
on the day that the Prospectus is first made available to prospective investors in connection with the offering for sale of the Securities and shall continue until the "Offering Termination Date," which shall be the earlier of (i) the date all of the Securities offered have been sold, (ii) December 31, 2001, or
(iii) an earlier termination date as determined by the Selling Agent as permitted herein.

          (e)  Escrow Agent.  All funds received from purchasers of the
               ------------
Securities shall be placed in an escrow account (the "Escrow Account") with the Escrow Agent pursuant to the Escrow Agreement, the form of which is attached as
Exhibit 4.8 to the Registration Statement, and all payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement.

          (f)  Closing Date. As and when the closing or closings of the Offering
               ------------
is or are effected, which shall be on or before the Offering Termination Date, and proceeds from the Securities sold are received and accepted, on such date or dates (each, a "Closing Date") and at such time or times and place as determined by the Selling Agent (which determination shall be subject to the satisfaction on such date or dates of the conditions contained herein), the funds received from purchasers will be delivered by the Escrow Agent to the Trust, by wire transfer of immediately available funds, except for the selling commissions payable to the Selling Agent and to selected dealers on the Selling Agent's behalf ("Selected Dealers") on each Closing Date pursuant to the provisions of Section 4(f) of this Agreement (which selling commissions shall be delivered to the Selling Agent by the Escrow Agent on behalf of the Company on each Closing Date).

          (g)  Selling Commissions.  In consideration for the Selling Agent's
               -------------------
execution of this Agreement and for the performance of the Selling Agent's obligations hereunder, the Company and the Trust agrees to cause the Escrow Agent to pay the Selling Agent, as provided in Section 4(e) of this Agreement, by wire transfer of immediately available funds on the Closing Date, if any, a selling commission equal to four percent (4%) of the total Liquidation Amount of five dollars ($5.00) of the Securities sold in this Offering or an aggregate of $280,000 if all of the 1,600,000 Securities are sold. With respect to Securities sold by Selected Dealers, the Escrow Agent shall pay the Selected Dealer on your behalf a selling commission computed at the rate of______________ percent (_____%) of the public offering price per Security and shall pay the Selling Agent a selling commission of_____________ percent (_____%) of the public offering price per Security.

          (h)  Finder's Fees.  Except as set forth in the Registration Statement
               -------------
or Prospectus, neither the Selling Agent Company nor the Trust, directly or indirectly, shall pay or award any finder's fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of Securities or for any other purpose.

          (i)  Delivery of Certificates.  Delivery of certificates in definitive
               ------------------------
form representing the Securities shall be made at the offices of Anderson & Strudwick, Incorporated, or at such other place as shall be agreed upon by the Company and the Selling Agent, on such date or dates as the Selling Agent may request (each, a "Date of Delivery"). The certificates representing the Securities shall be in such denominations and registered in such names as the Selling Agent may request in writing at least two full business days before the Date of Delivery. Such certificates may be deposited with the Depository Trust Company ("DTC") or a custodian for DTC and registered in the name Cede & Co., as nominee for DTC. The time and date of such delivery and payment shall be, with respect to the initial Closing, 10:00 a.m., Richmond, Virginia time, on ___________ __, 2001, or at such other time and date as you and the Company may agree upon in writing. Such certificates will be made available to the Selling Agent for checking and packaging at least twenty-four hours prior to the Date of Delivery at the offices of Anderson & Strudwick, Incorporated in Richmond, Virginia or at such other location designated by the Selling Agent to the Company.

     5    Covenants.
          ---------

          (a)  Covenants of the Company. The Company and the Trust covenant with
               ------------------------
the Selling Agent as follows:

               (i)  Notices.  The Company and the Trust immediately will notify
                    -------
the Selling Agent, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company and the Trust, and (B) of any change in facts on which the Selling Agent's obligation to perform under this Agreement is dependent.

          (ii)   Effectiveness of Registration Statement.  The Company and the
                 ---------------------------------------
Trust will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time this Agreement is executed and delivered by the parties hereto). If the Company and the Trust elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 5(a)(iii) of this Agreement, the Company and the Trust will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time prescribed. The Company and the Trust will notify the Selling Agent immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company and the Trust will use all reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

          (iii)  Amendments to Registration Statement and Prospectus.  The
                 ---------------------------------------------------
Company and the Trust will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company and the Trust have not elected to rely upon Rule 430A, or (ii) if the Company and the Trust have elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if the Selling Agent shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if the Selling Agent or their counsel shall object to such amendment or supplement.

          (iv)   Delivery of Registration Statement.  The Company and the Trust
                 ----------------------------------
have delivered or will deliver to the Selling Agent, without expense to the Selling Agent, at such locations as the Selling Agent shall request, as soon as the Registration Statement or any amended Registration Statement is available, such number of signed copies of the Registration Statement as originally filed and of amended Registration Statements, if any, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, as the Selling Agent may reasonably request.

          (v)    Delivery of Prospectus. The Company and the Trust will deliver
                 ----------------------
to the Selling Agent at its expense, from time to time, as many copies of each Preliminary Prospectus as the Selling Agent may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Trust will deliver to the Selling Agent at its expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Selling Agent may reasonably request. The Company and the Trust will comply to the best of their ability with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading or, if for any reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company and the Trust will notify the Selling Agent and upon the Selling Agent's request prepare and furnish without charge to the Selling Agent and to any dealer in securities as many copies as the Selling Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case the Selling Agent is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Selling Agent's request but at the Selling Agent's expense, the Company and the Trust will prepare and deliver to the Selling Agent as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

          (vi)   Blue Sky Qualification.  The Company and the Trust, in good
                 ----------------------
faith and in cooperation with the Selling Agent, will use its best efforts to qualify the Securities for offering and sale under the applicable "blue sky" or securities laws and real estate syndication laws of such jurisdictions as the Selling Agent from time to time may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the sale and distribution of the Securities; provided, however, that the Company and the Trust shall not be obligated to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which they are not otherwise so subject. The Company and the Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (vii)  Financial and Other Information.
                 -------------------------------

                    (A)  Earnings Statement.  The Company and the Trust will
                         ------------------
make generally available to its security holders, in the manner specified in Rule 158(b) under the 1933 Act and deliver to the Selling Agent as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement meeting the requirements of Rule 158(a) under the 1933 Act covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

               (B)  Annual and Quarterly Reports.  The Company and the Trust
                    ----------------------------
will furnish to its security holders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. For a period through and including June 30, 2006, the Company will furnish to the Selling Agent: (i) concurrently with the date on which the same shall be sent to the security holders of the Company and the Trust, if applicable, and in any event not later than sixty (60) days after the end of each fiscal quarter of the Company and the Trust, statements of operations of the Company and the Trust for each of the first three quarters in the form furnished to the Company's and the Trust's security holders; (ii) concurrently with the date on which the same shall be sent to the security holders of the Company and the Trust, if applicable, and in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Company and the Trust, a balance sheet of the Company and the Trust as of the end of such fiscal year, together with statements of operations, of cash flows, and of security holders' equity of the Company and the Trust for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to security holders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange, or the NASD. During the period through and including June 30, 2006, the foregoing financial statements shall be made on a consolidated basis to the extent that the accounts of the Company are consolidated with the Trust, and shall be accompanied by similar financial statements for the Trust that is not so consolidated.

               (C)  Press Releases.  For a period through and including December
                    --------------
31, 2001, the Company and the Trust will furnish to the Selling Agent, concurrently with the release thereof, two copies of every press release to be issued and every material news item and article in respect of the Company and the Trust or its affairs to be released by the Company and the Trust; and promptly, such additional documents and information with respect to the Company and the Trust and its affairs as the Selling Agent from time to time may reasonably request.

               (D)  Other Information.  For a period through and including
                    -----------------
December 31, 2001, the Company and the Trust will furnish to the Selling Agent any additional information of a public nature concerning the Company and the Trust or their business that the Selling Agent may reasonably request in writing.

               (E)  Notice of Major Events.  Until the Offering Termination
                    ----------------------
Date, the Company and the Trust will notify the Selling Agent in writing promptly, but in any event not later than two (2) business days after any officer of the Company and the Trust becomes aware of the occurrence of any of the following events:

                    (1)  Material Litigation.  The Company or the Trust shall
                         -------------------
have become a party to one or more suits, actions or proceedings which, if adversely determined, could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and the Trust taken as a whole;

                      (2)  Defaults.  The Company or the Trust has received
                           --------
notice of any default or failure to perform any covenant or failure to maintain any representation or warranty by the Company or the Trust under any agreement relating to indebtedness for money borrowed to which the Company or the Trust is a party;

                      (3)  Material Adverse Change.  Any condition shall exist
                           -----------------------
(i) which would cause the representations and warranties set forth herein to not be true and correct in all material respects or (ii) which has resulted in or which is likely, in the reasonable judgment of the Company and the Trust, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and the Trust taken as a whole.

          (viii) Application of Net Proceeds.  The Company and the Trust will
                 ---------------------------
apply the net proceeds received from the sale of the Securities in all material respects as set forth in the Prospectus under the caption "Use of Proceeds."

          (ix)   Solicitation of Purchasers.
                 --------------------------

                 (A) Except as hereinafter specified, the Company and the Trust will not, and will not permit any of its other affiliates or agents to, furnish the names of such purchasers or of other potential investors obtained through the Selling Agent to any person other than as may be required in connection with the normal and usual conduct by the Company and the Trust of their business or required by court order or law.

                 (B) The Company and the Trust agree and understand that a violation of the provisions of Section 5(a)(ix)(A) of this Agreement will cause the Selling Agent irreparable harm and injury and that any money damages the Selling Agent receives will not compensate it for any breach thereof. Accordingly, the Company and the Trust agree that, in addition to monetary damages, the Selling Agent will be entitled to all such equitable relief including, without limitation, injunctive relief, as a court of equity or proper jurisdiction shall deem appropriate in the circumstances. Such relief shall not be exclusive of any rights the Selling Agent may have at law or in equity. All of the rights and remedies the Selling Agent has hereunder shall be cumulative and not alternative. The provisions of this Section shall not limit the Selling Agent's remedies upon the breach by the Company or the Trust of any other Section of this Agreement.

          (x)    Cooperation with the Selling Agent's Due Diligence.  At all
                 --------------------------------------------------
times prior to the Offering Termination Date, the Company and the Trust will cooperate with the Selling Agent in such investigation as it may make or cause to be made of all the business and operations of the Company and the Trust in connection with the sale of the Securities, and will make available to the Selling Agent in connection therewith such information in its possession as the Selling Agent may reasonably request.

          (xi)   Transfer Agent.  The Company and the Trust will maintain a
                 --------------
transfer agent and, if necessary under applicable jurisdictions, a registrar (which may be the same entity as the transfer agent) for the Company's common stock and the Trust's Securities.

               (xii)  Nasdaq.  The Company and the Trust will use their best
                      ------
efforts to maintain the quotation of the Company's shares of common stock and the Trust's Securities on the Nasdaq National Market.

               (xiii) Compliance with Investment Company Act.  The Company and
                      --------------------------------------
the Trust are familiar with the Investment Company Act of 1940, as amended, as the rules and regulations thereunder, and have in the past conducted their affairs, and will in the future conduct their affairs, in such a manner so as to ensure that the Company and the Trust were not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (xiv)  Actions of Company and Trust, Officers, Directors, and
                      ------------------------------------------------------
Affiliates.  The Company and the Trust will not and will use their best efforts
----------
to cause their officers, directors, and affiliates not to (i) take, directly or indirectly, prior to termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company and the Trust, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company and the Trust, to facilitate the sale or resale of any of the Securities, (ii) other than under this Agreement, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company and the Trust.

               (xv)   Transactions with Affiliates.  The Company and the Trust
                      ----------------------------
will not, and will not permit any wholly-owned subsidiary to, sell or transfer any assets or services to, or purchase or acquire any assets or services of, or otherwise engage in any transaction with, any of their respective affiliates, except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Company and the Trust or such wholly-owned subsidiary could obtain or could become entitled to in an arm's-length transaction with a person which was not any such affiliate.

          (b)  Selling Agent's Covenants.  The Selling Agent covenants with the
               -------------------------
Company and the Trust that the Selling Agent has not provided and will not provide to the purchasers of Securities any written or oral information regarding the business of the Company or the Trust, including any representations regarding the Company's or the Trust's financial condition or financial prospects, other than such information as is contained in the Prospectus. The Selling Agent further covenant that it will use its best efforts to comply in the offering of the Securities with such purchaser suitability requirements as may be imposed by state securities or blue sky requirements.

     6.   Payment of Expenses.  Whether or not the transactions contemplated by
          -------------------
this Agreement are consummated or this Agreement is terminated, and subject to the provisions of Section 10 of this Agreement, the Company hereby agrees that it will pay all fees and expenses incident to the performance of the Company's and Trust's obligations under this Agreement (excluding fees and expenses of counsel for the Selling Agent, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Selling Agent, (b) the preparation, printing, and distribution of this Agreement, any Selected Dealer Agreement, the certificates representing the Securities, the Blue Sky Memoranda, and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Securities, including any transfer taxes payable thereon, (d) the fees and disbursements of the Company's and the Trust's counsel and accountants, (e) the qualification of the Securities under applicable securities laws in accordance with Section 5(a) of this Agreement and any filing fee paid in connection with the review of the offering by the NASD, including filing fees and fees and disbursements made in connection therewith and in connection with the Blue Sky Memoranda supplied to the Selling Agent by counsel for the Company and the Trust, (f) all costs, fees, and expenses in connection with the application for qualifying the Securities for quotation on the Nasdaq National Market, (g) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 13 of the Registration Statement, (h) costs related to travel and lodging incurred by the Company, the Trust and their representatives relating to meetings with and presentations to prospective purchasers of the Securities reasonably determined by the Selling Agent to be necessary or desirable to effect the sale of the Securities to the public, (i) other expenses incurred for required title insurance, (j) any escrow arrangements in connection with the transactions described herein, including any compensation or reimbursement to the Escrow Agent for its services as such, and
(k) all other costs and expenses incident to the performance of the Company's and Trust's obligations hereunder that are not otherwise specifically provided for in this Section.

     7.   Conditions of Selling Agent's Obligations.  The Selling Agent's
          -----------------------------------------
obligations hereunder with respect to each Closing Date shall be subject to, in your discretion, the following terms and conditions:

          (a)  Effectiveness of Registration Statement.  The Registration
               ---------------------------------------
Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, at such later time or on such later date as the Selling Agent may agree to in writing; and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the Selling Agent's knowledge or the knowledge of the Company and the Trust, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Selling Agent's counsel.

          (b)  Closing Date Matters.  On each Closing Date, (i) the Registration
               --------------------
Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations; the Company and the Trust shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Trust whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Company's knowledge, threatened against the Company or the Trust that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Trust before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company or the Trust other than as set forth in the Prospectus, (iv) the Company and the Trust shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date, and (v) the representations and warranties of the Company set forth in
Section 2 of this Agreement shall be accurate as though expressly made at and as of the Closing Date. On each Closing Date, you shall have received a certificate executed by the President of the Company and the Trust, dated as of the Closing Date, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to his knowledge, threatened under the 1933 Act; and (B) he has reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

          (c)  Opinions of Counsel for the Company and for the Trust.  At the
               -----------------------------------------------------
Closing Date, the Selling Agent shall receive the opinions of Kaufman & Canoles, A Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to the Selling Agent, to the effect of Exhibit A.
                                                               ---------
Furthermore, at the Closing, the Selling Agent shall receive the opinions of Richards, Layton & Finger, P.A., counsel for the Trust, dated the Closing Date, to the effect that:

               (i) The Trust has been duly created and is validly existing, in good standing as a business trust under the Delaware Business Trust Act. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the power and authority to conduct its business as described in the Registration Statement and the Prospectus; and

               (ii) The Preferred Securities have been duly authorized by the Trust Agreement and, when delivered and paid for pursuant to the Trust Agreement, this Agreement and the Subscription Agreements therefor, will be validly issued and, subject to certain qualifications described in such opinion, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          (d)  Opinion of Selling Agent's Counsel.  At the Closing Date, the
               ----------------------------------
Selling shall receive the favorable opinion of LeClair Ryan, A Professional Corporation, the Selling Agent's counsel, with respect to such matters as the Selling Agent may reasonably require, and the Company and the Trust shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

          (e)  Independent Public Accountants.  At the time that this Agreement
               ------------------------------
is executed by the Company, the Selling Agent shall have received from Poti, Walton & Associates, P.C., a letter, dated the date hereof, in form and substance satisfactory to the Selling Agent, confirming that they are independent public accountants with respect to the Company and the Trust within the meanings of the 1933 Act and the Rules and Regulations, and stating in effect that:

               (i) in their opinion, the financial statements and any supplementary financial information and schedule included in the Registration Statement and covered by their opinion therein comply as to form and in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations;

               (ii) on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be specified by the Selling Agent) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention to cause them to believe that:

                    (A) the unaudited financial statements and supporting schedule and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                    (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                      (C) any unaudited pro forma financial information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

                      (D) at a specified date not more than five (5) days prior to the date of such letter, there was any change in the capital stock or long-term debt or obligations of the Company or there were any decreases in net current assets or net assets, shareholders' equity, or other items specified by you from that set forth in the Company's balance sheet at March 31, 2001, except as described in such letter; and

                      (E) for the period from March 31, 2001 to a specified date not more than five (5) days prior to the date of such letter, there were any decreases in revenues or operating income before interest, depreciation and amortization for the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

               (iii) in addition to the procedures referred to in clause (ii) above and the examination referred to in their Reports including in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages, and financial information specified by you that are derived from the general accounting records of the Company, that appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages, and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

          (f)  Updated Comfort Letter.  At each Closing Date, you shall have
               ----------------------
received from Poti, Walton & Associates, P.C. a letter, in form and substance satisfactory to the Selling Agent and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(e) above, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

          (g)  Post-Financial Developments.  In the event that either of the
               ---------------------------
letters to be delivered pursuant to Sections 7(e) and 7(f) above sets forth any changes, decreases or increases, it shall be a further condition to the Selling Agent's obligations that it shall have reasonably determined, after discussions with officers of the Company and the Trust responsible for financial and accounting matters and with Poti, Walton & Associates, P.C., that such changes, decreases or increases as are set forth in such letter do not reflect a material adverse change in the capital stock, long-term debt, obligations under capital leases, total assets, net current assets, or shareholders' equity of the Company as compared with the amounts shown in the latest consolidated pro forma balance sheet of the Company, or a material adverse change in the revenues or operating income before interest, depreciation and amortization for the Company in each case as compared with the corresponding period of the prior year.

          (h)  Additional Information.  On the Closing Date, the Selling Agent's
               ----------------------
counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 7(b) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Trust, the performance of any of the covenants of the Company and the Trust, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Trust at or prior to the Closing Date in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement, shall be satisfactory in form and substance to the Selling Agent and to its counsel. The Company and the Trust will furnish the Selling Agent with such number of conformed copies of such opinions, certificates, letters and documents as the Selling Agent shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and the Trust and delivered to the Selling Agent or its counsel shall be deemed a representation and warranty by the Company and the Trust to the Selling Agent as to the statements made therein.

          (i)  Adverse Events.  Subsequent to the date hereof, there shall not
               --------------
have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities in Virginia or New York declared by either federal or state authorities, as the case may be, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in the Selling Agent's reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus, or
(iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in the Selling Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Securities or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

          (j)  NASD Review.  The NASD, upon review of the terms of the public
               -----------
offering of the Securities, shall not have objected to such offering, the terms of the offering or the Selling Agent's participation in the offering.

          (k)  Nasdaq Quotation.  The Securities shall be approved for quotation
               ----------------
on the Nasdaq National Market.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Selling Agent on notice to the Company and the Trust at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 6 and
10. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

     8.   Indemnification and Contribution.
          --------------------------------

          (a)  Indemnification by the Company and the Trust.  The Company and
               --------------------------------------------
the Trust will indemnify and hold the Selling Agent harmless against any losses, claims, damages, or liabilities, joint or several, to which the Selling Agent may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company and the Trust herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Agent for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company and the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company and the Trust by the Selling Agent expressly for use therein; provided further, that the indemnity agreement contained in Section 8(a) with respect to any Preliminary Prospectus shall not inure to the Selling Agent's benefit if the Selling Agent failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 8(a), the Company and the Trust agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse the Selling Agent on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Trust's obligation to reimburse the Selling Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Selling Agent within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the
                                                -----------------------
"Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company and the Trust may otherwise have. For purposes of this Section 8, the information set forth in the last paragraph on the front cover page (insofar as such information relates to you) and under Plan of Distribution in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Selling Agent to the Company and the Trust for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement. The Company and the Trust will not, without the Selling Agent's prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Selling Agent is a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of the Selling Agent from all liability arising out of such action or claim (or related cause of action or portion thereof).

               The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Selling Agent within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Selling Agent.

          (b)  Indemnification by Selling Agent.  The Selling Agent will
               --------------------------------
indemnify and hold harmless the Company and the Trust against any losses, claims, damages, or liabilities to which the Company and the Trust may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by the Selling Agent herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company and the Trust by the Selling Agent expressly for use therein; and will reimburse the Company and the Trust for any legal or other expenses reasonably incurred by the Company and the Trust in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this
Section 8(b), the Selling Agent agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b), the Selling Agent will reimburse the Company and the Trust on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Agent's obligation to reimburse the Company and the Trust for such expenses and the possibility that such payments might later been held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company and the Trust within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Selling Agent may otherwise have.

               The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company, the Trust and each person, if any, who controls the Company and the Trust within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company and the Trust.
          (c)  Notices of Claims; Employment of Counsel.  Any party that
               ----------------------------------------
proposes to assert the right to be indemnified under this Section 8 promptly shall notify in writing each party against which a claim is to be made under this Section 8 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party's liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

          (d)  Arbitration.  It is agreed that any controversy arising out of
               -----------
the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

          (e)  Contribution.  If the indemnification provided for in Section
               ------------
8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company and the Trust on the one hand and the Selling Agent on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Selling Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company, the Trust and the Selling Agent shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and the Selling Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Trust bear to the total selling commissions received by you in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust on the one hand or to information with respect to the Selling Agent and furnished by the Selling Agent respectively, in writing specifically for inclusion in the Prospectus on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 8(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 8(e) for the Selling Agent to contribute are several in proportion to its respective underwriting obligations and not joint. For purposes of this Section 8(e), each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Selling Agent, and each director of the Company or the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Trust.

     9.   Representations and Agreements to Survive.  Except as the context
          -----------------------------------------
otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by the Selling Agent, or on the Selling Agent's behalf, or by any controlling person, or by or on behalf of the Company or the Trust, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to
Section 10 hereof.

     10.  Termination of Agreement.
          ------------------------

          (a)  Termination of Agreement.  The Selling Agent shall have the right
               ------------------------
to terminate this Agreement at any time prior to the Closing Date (i) if any representation or warranty of the Company and the Trust hereunder shall be found to have been incorrect or misleading when made or the Company and the Trust shall fail, refuse, or be unable to perform any of its agreements hereunder or to fulfill any condition of the Selling Agent's obligations hereunder, (ii) if there shall have been since the respective dates as of which information is given in the Registration Statement, a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company or the Trust, whether or not arising in the ordinary course of business, (iii) if trading on any national securities exchange shall have been suspended (other than for reasons unrelated to the securities markets), or minimum or maximum prices for trading generally shall have been fixed or maximum ranges for prices for all securities shall have been required on any such exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in the Selling Agent's sole judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (v) if a banking moratorium has been declared by Virginia, New York or federal authorities, (vi) any federal or state statute, regulation, rule, or order of any court or other governmental authority has been enacted, published, decreed, or otherwise promulgated that in the Selling Agent's sole judgment materially adversely affects or will materially adversely affect the business or operations of the Company or the Trust, or (vii) any action has been taken by any federal, state, or local government or agency in respect of its monetary or fiscal affairs that in the Selling Agent's reasonable opinion has a material adverse effect on the securities markets in the United States. The Selling Agent shall have no liability to the Company and the Trust pursuant to this Agreement or otherwise as a result of any such termination.

          (b)  Result of Termination.
               ---------------------

               (i) If the sale of the Securities provided for herein is not consummated (A) because of any termination of this Agreement pursuant to Section 10(a), (B) because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of the Selling Agent's default, (C) by December 31, 2001 due to reasons within the control of the Company, the Trust or any of their affiliates, or (D) the Company or the Trust abandons this Offering and obtains financing from other sources and the Selling Agent is not retained as a senior investment banker in connection with such financing, then in addition to its obligations with respect to expenses as set forth in Section 6, the Company and the Trust will reimburse the Selling on demand for all the Selling Agent's reasonable out-of-pocket expenses (including the fees and expenses of its counsel), including disbursements reasonably incurred by the Selling Agent in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Securities.

               (ii) If the sale of the Securities provided for herein is not consummated for any other reason, the Company and the Trust shall pay expenses as required by Section 6, and no party shall have any additional liability to the other except for such liabilities, if any, as may exist or thereafter arise under Section 8.

     11.  Notices.
          -------

          (a)  Method and Location of Notices.  All communications hereunder,
               ------------------------------
except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

          To the Company:

          Commonwealth Bankshares, Inc.
          403 Boush Street
          Norfolk, VA 23510
          Attention:  Edward J. Woodard, Jr.
          Telecopier No.:

          To the Trust:

          Commonwealth Bankshares Capital Trust I
          403 Boush Street
          Norfolk, VA 23510
          Attention:  Edward J. Woodard, Jr.
          Telecopier No.:

          with a copy to:

          Kaufman & Canoles, P.C.
          One Commercial Place
          P.O. Box 3037
          Norfolk, VA 23514
          Attention:  William R. Van Buren, III, Esquire
          Telecopier No.:

          To the Selling Agent:

          Anderson & Strudwick, Incorporated
          707 E. Main Street, 20/th/ Floor
          Richmond, Virginia 23219
          Attention:  Mr. L. McCarthy Downs, III
          Telecopier No.:  (804) 648-3404

          with a copy to:

          LeClair Ryan, A Professional Corporation
          707 E. Main Street, 11/th/ Floor
          Richmond, VA 23219
          Attention:  Scott H. Richter, Esquire
          Telecopier No.:  (804) 783-2294

          (b)  Time of Notices.  Notice shall be deemed to be given by the
               ---------------
Selling Agent to the Company and the Trust or by the Company and the Trust to the Selling Agent when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 11(a).

     12.  Parties.  This Agreement shall inure solely to the benefit of and
          -------
shall be binding upon the Selling Agent, the Company, the Trust and the controlling persons referred to in Section 8, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     13.  Governing Law, Construction, and Time  This Agreement shall be
          -------------------------------------
governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof. Specified time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

     14.  Description Headings.  The descriptive headings of the several
          --------------------
sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     15.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth the understanding between the Selling Agent, the Company and the Trust please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,


                                   COMMONWEALTH BANKSHARES, INC.



                                   By:__________________________________________
                                      Edward J. Woodard, Jr.
                                      President and Chief Executive Officer



                                   COMMONWEALTH BANKSHARES
                                   CAPITAL TRUST I



                                   By:__________________________________________
                                      Name:
                                      Administrative Trustee



Confirmed and accepted as of
the date first above written:

ANDERSON & STRUDWICK, INCORPORATED


By:___________________________________
  L. McCarthy Downs, III
  Senior Vice President

                                   EXHIBIT A
                                   ---------

                            Company's Legal Opinion